Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the heading "Experts" and to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-37713) and related Prospectus of Applied Cellular Technology, Inc. of our report dated September 29, 1997, with respect to the financial statements of Alacrity Systems, Inc. included in its Current Report on Form 8-K dated November 12, 1997, filed with the Securities and Exchange Commission.

                                                     Ernst & Young LLP


Hackensack, New Jersey
November 12, 1997

















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